Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS
Luxembourg, October 26, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the third quarter 2023.
“I am pleased with our third quarter performance. We generated $874 thousand of Adjusted EBITDA(2), a $4.4 million improvement over the second quarter of 2023 and a $7.3 million improvement over the same quarter in 2022. For the first nine months of 2023, we improved Adjusted EBITDA by $16.1 million compared to the same period last year. We also generated $18.4 million in net proceeds from the September sale of equity and used $10 million of the proceeds to reduce the principal balance of our term loan. As a result of the debt reduction, we eliminated 966,038 penny warrants, can exercise an option to extend the maturity date of our term loan and revolver by one year to April 2026(4), and estimate we will save approximately $3.4 million per year in interest expense(5),” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We are positioning Altisource to take advantage of what we see as significant potential opportunities with existing and new customers in both of our segments over the coming years as the default market continues to normalize and we gain traction with our newer solutions that strengthen loan originators’ performance. Our sales pipeline and wins remain strong, and we are aggressively managing our expenses. We believe the strength of our sales wins and pipeline, cost savings initiatives, normalization of the default market and increasing consumer stress, position Altisource for positive adjusted EBITDA in the fourth quarter and full year and attractive growth as we look to 2024 with potential upside if mortgage delinquency rates rise.”
Third Quarter 2023 Highlights(1)
Corporate and Financial:
•Third quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) of $0.9 million and year-to-date September 2023 Adjusted EBITDA(2) of $(1.1) million was $7.3 million and $16.1 million, respectively, better than the same periods in 2022
•Generated $18.4 million in net proceeds from the September sale of equity and used $10 million of the proceeds to reduce the principal balance of our term loans
•Ended the third quarter 2023 with $36.6 million of cash and cash equivalents and $15.0 million available under a revolving credit facility
•Ended the third quarter 2023 with $185.3 million of net debt(2)
•In July 2023, the Company began to implement a company-wide cost reduction plan which is estimated to reduce annual cash operating expenses by $13.5 million once complete, which is estimated to be the second half of 2024. The Company believes it is on track to achieve the plan with September 2023 adjusted compensation costs approximately $0.9 million ($10.5 million annualized) lower than the average second quarter costs

Business and Industry:
•Industrywide foreclosure initiations were 10% higher for the three months ended September 30, 2023 and 7% lower for the nine months ended September 30, 2023 compared to the same periods in 2022 (and 28% and 30% lower than the same pre-COVID-19 periods in 2019)(3)
•Industrywide foreclosure sales were 8% lower for the three months ended September 30, 2023 and 11% higher for the nine months ended September 30, 2023 compared to the same periods in 2022 (although still 46% and 46% lower than the same pre-COVID-19 periods in 2019)(3)
•Industrywide early-stage mortgage delinquencies (30-days late) increased by 9.4% and borrowers who’ve missed two payments (60-days past due) increased by 10.7% in September 2023 compared to June 2023(3)
•The weighted average sales pipeline in the Servicer and Real Estate segment represents $23 million to $28 million of estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
•The weighted average sales pipeline in the Origination segment represents $18 million to $23 million of estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
•The Servicer and Real Estate segment and Origination segment had sales wins which we estimate represent $15.3 million and $1.7 million, respectively, of annualized revenue on a stabilized basis
•In July 2023, the Servicer and Real Estate segment won business from a new reverse mortgage servicer customer that we estimate will generate $12.8 million in annual revenue and $3 million to $5 million per year in Adjusted EBITDA across the default solutions; referrals began in the third quarter of 2023 with revenue and earnings stabilization anticipated by the middle of 2024, if not sooner
Third Quarter 2023 Financial Results
•Service revenue of $34.1 million
•Loss before income taxes and non-controlling interests of $(10.9) million
•Net loss attributable to Altisource of $(11.3) million
•Adjusted EBITDA(2) of $0.9 million
Third Quarter 2023 Results Compared to the Third Quarter 2022 (unaudited):

(in thousands, except per share data)	Third Quarter 2023	Third Quarter 2022	% Change	Year-to-Date September 30, 2023	Year-to-Date September 30, 2022	% Change
Service revenue	$34,112	$36,290	(6)	$104,356	$111,691	(7)
Loss from operations	(3,545)	(10,563)	66	(13,944)	(29,349)	52
Adjusted operating loss(2)	(1,954)	(7,422)	74	(2,013)	(20,514)	90
Loss before income taxes and non-controlling interests	(10,862)	(14,453)	25	(40,398)	(39,396)	(3)
Pretax loss attributable to Altisource(2)	(10,924)	(14,586)	25	(40,553)	(39,864)	(2)
Adjusted pretax loss attributable to Altisource(2)	(9,333)	(11,445)	18	(28,622)	(31,029)	8
Adjusted EBITDA(2)	874	(6,454)	114	(1,146)	(17,208)	93
Net loss attributable to Altisource	(11,342)	(14,389)	21	(43,139)	(42,074)	(3)
Adjusted net loss attributable to Altisource(2)	(9,838)	(11,303)	13	(31,066)	(31,823)	2
Diluted loss per share	(0.51)	(0.89)	43	(2.10)	(2.62)	20
Adjusted diluted loss per share(2)	(0.44)	(0.70)	37	(1.51)	(1.98)	24
Net cash used in operating activities	(6,655)	(6,509)	(2)	(17,595)	(32,293)	46
Net cash used in operating activities less additions to premises and equipment(2)	(6,655)	(6,738)	1	(17,595)	(33,156)	47
•Third quarter and year-to-date September 30, 2023 loss before income taxes and non-controlling interests includes $0.1 million and $3.4 million, respectively, of debt amendment costs (no comparative amount for the third quarter and year-to-date 2022). Third quarter and year-to-date September 30, 2023 loss before income taxes and non-controlling interests includes $2.2 million and $1.1 million, respectively, of other income related to the change in fair value of warrant liability (no comparative amount for the third quarter and year-to-date 2022)

________________________
(1)Applies to 2023 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)Based on data from Black Knight’s Mortgage Monitor and First Look reports with data through September 2023
(4)Such extension is (1) subject to the representations and warranties being true and correct as of such date and there being no default, or event of default, being in existence as of such date and (2) conditioned upon the Company’s payment of a 2% PIK extension fee on or before April 30, 2025
(5)This estimate is based on interest rates in effect during the third quarter of 2023
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our third quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Service revenue	$34,112	$36,290	$104,356	$111,691
Reimbursable expenses	2,039	1,957	6,398	6,158
Non-controlling interests	62	133	155	468
Total revenue	36,213	38,380	110,909	118,317
Cost of revenue	29,024	34,387	89,684	104,611
Gross profit	7,189	3,993	21,225	13,706
Selling, general and administrative expenses	10,734	14,556	35,169	43,055

Loss from operations	(3,545)	(10,563)	(13,944)	(29,349)
Other income (expense), net:
Interest expense	(9,890)	(4,349)	(26,554)	(11,439)
Change in fair value of warrant liability	2,225	—	1,145	—
Debt amendment costs	(59)	—	(3,402)	—
Other income (expense), net	407	459	2,357	1,392
Total other income (expense), net	(7,317)	(3,890)	(26,454)	(10,047)

Loss before income taxes and non-controlling interests	(10,862)	(14,453)	(40,398)	(39,396)
Income tax (provision) benefit	(418)	197	(2,586)	(2,210)

Net loss	(11,280)	(14,256)	(42,984)	(41,606)
Net income attributable to non-controlling interests	(62)	(133)	(155)	(468)

Net loss attributable to Altisource	$(11,342)	$(14,389)	$(43,139)	$(42,074)

Loss per share:
Basic	$(0.51)	$(0.89)	$(2.10)	$(2.62)
Diluted	$(0.51)	$(0.89)	$(2.10)	$(2.62)

Weighted average shares outstanding:
Basic	22,181	16,087	20,538	16,051
Diluted	22,181	16,087	20,538	16,051

Comprehensive loss:
Comprehensive loss, net of tax	$(11,280)	$(14,256)	$(42,984)	$(41,606)
Comprehensive income attributable to non-controlling interests	(62)	(133)	(155)	(468)

Comprehensive loss attributable to Altisource	$(11,342)	$(14,389)	$(43,139)	$(42,074)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$36,640	$51,025
Accounts receivable, net of allowance for doubtful accounts of $3,379 and $4,363, respectively	12,981	12,989
Prepaid expenses and other current assets	11,217	23,544
Total current assets	60,838	87,558

Premises and equipment, net	2,168	4,222
Right-of-use assets under operating leases	3,628	5,321
Goodwill	55,960	55,960
Intangible assets, net	27,818	31,730
Deferred tax assets, net	4,982	5,048
Other assets	7,242	5,429

Total assets	$162,636	$195,268

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$31,032	$33,507
Deferred revenue	3,303	3,711
Other current liabilities	2,299	2,867
Total current liabilities	36,634	40,085

Long-term debt	211,980	245,493
Deferred tax liabilities, net	8,724	9,028
Other non-current liabilities	18,232	19,536

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 26,482 outstanding as of September 30, 2023; 16,129 outstanding as of December 31, 2022)	29,963	25,413
Additional paid-in capital	176,128	149,348
Retained earnings	(166,125)	118,948
Treasury stock, at cost (3,481 shares as of September 30, 2023 and 9,284 shares as of December 31, 2022)	(153,561)	(413,358)
Altisource deficit	(113,595)	(119,649)

Non-controlling interests	661	775
Total deficit	(112,934)	(118,874)

Total liabilities and deficit	$162,636	$195,268

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended September 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(42,984)	$(41,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,933	2,700
Amortization of right-of-use assets under operating leases	1,351	2,254
Amortization of intangible assets	3,912	3,849
PIK accrual	4,777	—
Share-based compensation expense	3,918	3,899
Bad debt expense	319	578
Amortization of debt discount	2,846	495
Amortization of debt issuance costs	1,846	712
Deferred income taxes	(224)	(329)
Loss on disposal of fixed assets	121	1
Change in fair value of warrant liability	(1,145)	—
Changes in operating assets and liabilities:
Accounts receivable	(311)	3,095
Prepaid expenses and other current assets	12,350	160
Other assets	(1,891)	363
Accounts payable and accrued expenses	(2,475)	(5,014)
Current and non-current operating lease liabilities	(1,351)	(2,444)
Other current and non-current liabilities	(587)	(1,006)
Net cash used in operating activities	(17,595)	(32,293)

Cash flows from investing activities:
Additions to premises and equipment	—	(863)
Proceeds from the sale of business	—	346
Net cash used in investing activities	—	(517)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	20,461	—
Proceeds from sale of treasury stock, net of transaction costs	18,374	—
Debt issuance and amendment costs	(4,886)	—
Repayments of long-term debt	(30,000)	—
Distributions to non-controlling interests	(269)	(892)
Payments of tax withholding on issuance of restricted share units and restricted shares	(511)	(1,051)
Net cash provided by (used in) financing activities	3,169	(1,943)

Net decrease in cash, cash equivalents and restricted cash	(14,426)	(34,753)
Cash, cash equivalents and restricted cash at the beginning of the period	54,273	102,149

Cash, cash equivalents and restricted cash at the end of the period	$39,847	$67,396

Supplemental cash flow information:
Interest paid	$16,989	$10,167
Income taxes (refunded) paid, net	(4,034)	2,556
Acquisition of right-of-use assets with operating lease liabilities	329	797
Reduction of right-of-use assets from operating lease modifications or reassessments	(671)	(172)

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	$—	$(65)
Warrants issued in connection with Amended Credit Agreement	8,096	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating loss, pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted EBITDA, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2023 and 2022, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating loss is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and Unrealized gain on warrant liability from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from net loss attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs, unrealized gain on warrant liability and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized gain on warrant liability (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Loss from operations	$(3,545)	$(10,563)	$(13,944)	$(29,349)

Intangible asset amortization expense	1,352	1,281	3,912	3,849
Share-based compensation expense	1,231	1,320	3,918	3,899
Cost of cost savings initiatives and other	1,174	540	1,844	1,087
Debt amendment costs	59	—	3,402	—
Unrealized gain on warrant liability	(2,225)	—	(1,145)	—

Adjusted operating loss	$(1,954)	$(7,422)	$(2,013)	$(20,514)

Loss before income taxes and non-controlling interests	$(10,862)	$(14,453)	$(40,398)	$(39,396)

Non-controlling interests	(62)	(133)	(155)	(468)
Pretax loss attributable to Altisource	(10,924)	(14,586)	(40,553)	(39,864)
Intangible asset amortization expense	1,352	1,281	3,912	3,849
Share-based compensation expense	1,231	1,320	3,918	3,899
Cost of cost savings initiatives and other	1,174	540	1,844	1,087
Debt amendment costs	59	—	3,402	—
Unrealized gain on warrant liability	(2,225)	—	(1,145)	—

Adjusted pretax loss attributable to Altisource	$(9,333)	$(11,445)	$(28,622)	$(31,029)

Net loss attributable to Altisource	$(11,342)	$(14,389)	$(43,139)	$(42,074)

Income tax provision (benefit)	418	(197)	2,586	2,210
Interest expense (net of interest income)	9,628	4,137	25,543	11,121
Depreciation and amortization	1,931	2,135	5,845	6,549
Share-based compensation expense	1,231	1,320	3,918	3,899
Cost of cost savings initiatives and other	1,174	540	1,844	1,087
Debt amendment costs	59	—	3,402	—
Unrealized gain on warrant liability	(2,225)	—	(1,145)	—

Adjusted EBITDA	$874	$(6,454)	$(1,146)	$(17,208)

Net loss attributable to Altisource	$(11,342)	$(14,389)	$(43,139)	$(42,074)

Intangible asset amortization expense, net of tax	1,332	1,279	3,887	3,842
Share-based compensation expense, net of tax	1,089	1,148	3,365	3,446
Cost of cost savings initiatives and other, net of tax	898	449	1,454	937
Debt amendment costs, net of tax	59	—	3,402	—
Unrealized gain on warrant liability	(2,225)	—	(1,145)	—
Certain income tax related items	351	210	1,110	2,026

Adjusted net loss attributable to Altisource	$(9,838)	$(11,303)	$(31,066)	$(31,823)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Diluted loss per share	$(0.51)	$(0.89)	$(2.10)	$(2.62)

Intangible asset amortization expense, net of tax, per diluted share	0.06	0.08	0.19	0.24
Share-based compensation expense, net of tax, per diluted share	0.05	0.07	0.16	0.21
Cost of cost savings initiatives and other, net of tax, per diluted share	0.04	0.03	0.07	0.06
Debt amendment costs, net of tax, per diluted share	—	—	0.17	—
Unrealized gain on warrant liability, net of tax, per diluted share	(0.10)	—	(0.06)	—
Certain income tax related items per diluted share	0.02	0.01	0.05	0.13

Adjusted diluted loss per share	$(0.44)	$(0.70)	$(1.51)	$(1.98)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,352	$1,281	$3,912	$3,849
Tax benefit from intangible asset amortization	(20)	(2)	(25)	(7)
Intangible asset amortization expense, net of tax	1,332	1,279	3,887	3,842
Diluted share count	22,181	16,087	20,538	16,051

Intangible asset amortization expense, net of tax, per diluted share	$0.06	$0.08	$0.19	$0.24

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,231	$1,320	$3,918	$3,899
Tax benefit from share-based compensation expense	(142)	(172)	(553)	(453)
Share-based compensation expense, net of tax	1,089	1,148	3,365	3,446
Diluted share count	22,181	16,087	20,538	16,051

Share-based compensation expense, net of tax, per diluted share	$0.05	$0.07	$0.16	$0.21

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$1,174	$540	$1,844	$1,087
Tax benefit from cost of cost savings initiatives and other	(276)	(91)	(390)	(150)
Cost of cost savings initiatives and other, net of tax	898	449	1,454	937
Diluted share count	22,181	16,087	20,538	16,051

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.04	$0.03	$0.07	$0.06

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$59	$—	$3,402	$—
Tax benefit from debt amendment costs	—	—	—	—
Debt amendment costs, net of tax	59	—	3,402	—
Diluted share count	22,181	16,087	20,538	16,051

Debt amendment costs, net of tax, per diluted share	$0.00	$—	$0.17	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Calculation of the impact of unrealized gain on warrant liability, net of tax
Unrealized gain on warrant liability	$(2,225)	$—	$(1,145)	$—
Tax benefit from unrealized gain on warrant liability	—	—	—	—
Unrealized gain on warrant liability, net of tax	(2,225)	—	(1,145)	—
Diluted share count	22,181	16,087	20,538	16,051

Unrealized gain on warrant liability, net of tax, per diluted share	$(0.10)	$—	$(0.06)	$—

Certain income tax related items resulting from:
Foreign income tax reserves / other	$351	$210	$1,110	$2,026
Certain income tax related items	351	210	1,110	2,026
Diluted share count	22,181	16,087	20,538	16,051

Certain income tax related items per diluted share	$0.02	$0.01	$0.05	$0.13

Net cash used in operating activities	$(6,655)	$(6,509)	$(17,595)	$(32,293)
Less: additions to premises and equipment	—	(229)	—	(863)

Net cash used in operating activities less additions to premises and equipment	$(6,655)	$(6,738)	$(17,595)	$(33,156)

	September 30, 2023	September 30, 2022

Senior Secured Term Loans	$221,981	$247,204
Less: Cash and cash equivalents	(36,640)	(63,812)

Net debt	$185,341	$183,392
Note: Amounts may not add to the total due to rounding.